                                                                 Exhibit (e)(ii)

                               AMENDED SCHEDULE A
                          TO THE DISTRIBUTION AGREEMENT
                         BETWEEN SCHWAB INVESTMENTS AND
                           CHARLES SCHWAB & CO., INC.


FUND                                                         FUND EFFECTIVE DATE
----                                                         -------------------
Schwab 1000 Fund                                             April 2, 1991

Schwab Short-Term Bond Market Fund
   (Formerly known as Schwab Short-Term
   Bond Market Index Fund; and
   Schwab Short/Intermediate
   Government Bond Fund)                                     November 4, 1991


Schwab California Long-Term Tax-Free                         February 20, 1992
   Bond Fund

Schwab Long-Term Tax-Free Bond Fund                          July 30, 1992

Schwab Short/Intermediate Tax-Free                           March 1, 1993
   Bond Fund

Schwab Total Bond Market Fund
   (Formerly known as Schwab Total Bond
   Market Index Fund; and Schwab
   Long-Term Government
   Bond Fund)                                                March 1, 1993


Schwab California Short/Intermediate                         March 1, 1993
   Tax-Free Bond Fund

Schwab YieldPlus Fund                                        July 21, 1999

Schwab GNMA Fund                                             January 27, 2003

Schwab California Tax-Free YieldPlus Fund                    November 15, 2004

Schwab Tax-Free YieldPlus Fund                               November 15, 2004

Schwab Inflation Protected Fund                              January 21, 2006

Schwab Global Real Estate Fund                               February 28, 2007

Schwab Premier Income Fund                                   September 19, 2007


                                        SCHWAB INVESTMENTS


                                        By:        /s/ Kimon Daifotis
                                                   -----------------------
                                        Name:      Kimon Daifotis
                                        Title:     Senior Vice President and
                                                   Chief Investment Officer


                                        CHARLES SCHWAB & CO., INC.


                                        By:        /s/ Fred Potts
                                                   -------------------------
                                        Name:      Fred Potts
                                        Title:     Senior Vice President